Exhibit 10.5

ANGIOTECH PHARMACEUTICALS, INC.

2011 STOCK INCENTIVE PLAN

RETRICTED STOCK AWARD AGREEMENT

(for U.S. Participants)

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby grants the following Award to the Participant named below (the “Participant”), in accordance with and subject to the terms, conditions and restrictions of this Award Agreement, together with the provisions of the 2011 Stock Incentive Plan (the “Plan”) of the Company dated May 12, 2011:

Name of Participant:	[ ]

Grant Date:	[ ]

Number of Shares of Restricted Stock:	[ ]

Purchase Price per Share:	$0.00

1.	The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.	Vesting Schedule: [Insert vesting schedule]

3.	Nothing in the Plan or in this Award Agreement will affect the Company’s right, or that of a Related Entity, to terminate the employment or term of office or engagement of a Participant at any time for any reason whatsoever. At any time that the Shares are not then listed on any stock exchange, Shares issued hereunder shall be subject to Repurchase Rights pursuant to Section 13 of the Plan.

4.	Each notice relating to the Award must be in writing. All notices to the Company must be delivered personally or by mail and must be addressed to Option Administrator of the Company. All notices to the Participant will be addressed to the principal address of the Participant on file with the Company.

5.	The Participant shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date, all applicable Retained Distributions shall be delivered to the Participant.

6.	Upon vesting of the Restricted Stock (or such other time that the Restricted Stock is taken into income), the Participant will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan.

7.	The Participant hereby agrees that:

(a)	the Company may cease to be a reporting issuer in Canada at any time;

(b)	any rule, regulation or determination, including the interpretation by the Board of the Plan and the Award granted hereunder is final and conclusive for all purposes and binding on all persons including the Company and the Participant; and

(c)	the grant of the Award does not affect in any way the right of the Company or any Affiliated Company to terminate the employment of the Participant;

(d)	the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or qualified under any state securities laws, and that they are being offered and sold pursuant to, and in reliance upon, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for security issuances under compensatory benefit plans such as the Plan;

(e)	the Participant has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the U.S. federal securities laws or unless an exemption from such registration is available; and

(f)	the Participant is prepared to hold the Shares for an indefinite period and that the Participant is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.

8.	This Award Agreement has been made in and is to be construed under and in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

9.	This Award Agreement may be executed in one or more counterparts, and by facsimile or other electronic means, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

ANGIOTECH PHARMACEUTICALS, INC.

By:
Authorized Signatory

I have read the foregoing Award Agreement and hereby accept the Restricted Stock in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting [Title] of the Company. I agree to be bound by the terms and conditions of the Plan governing the Award.

Date Accepted	Participant’s Signature

Participant’s Name (Please Print)